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OMNI Energy Services Corp.
Subsidiaries

                                                                                  Date of      Type of
     Company                                      Location        Taxpayer ID#    Acquisition  Acquisition
     -------                                      --------        ------------    -----------  -----------
     Active Companies
     OMNI Energy Services Corp.                   Louisiana       72-1395273           12/1/97
     Americn Aviation, LLC                        Louisiana       52-2057515          7/1/1997 N/A
     OMNI Energy Services Corp.-Mexico            Louisiana       20-0175913         8/25/2003 N/A
     OMNI Energia Mexicana                        Mexico                             8/25/2003 N/A
     American Helicopters Inc.                    Texas           74-2723294        11/20/2003 stock

     Inactive Companies
     Omni Geophysical, LLC                        Louisiana       43-6553845
     Leonard J. Chauvin, Jr., Inc.                Louisiana       72-0792055          7/1/1997 stock
     American Helicopter Drilling, Inc.           Colorado        81-0416777         10/1/1997 merger
     OMNI Energy Services - Alaska, Inc.          Alaska          72-1414176          2/9/1998 N/A
     Eagle Surveys International, Inc.            Texas           76-0442925          4/1/1998 merger
     Hamilton Drill Tech, Inc.                    Canada                              5/1/1998 stock
     OMNI International Energy Services           South America   62-1779126          7/1/1998 N/A
     Gulf Coast Resources, Inc.                   Louisiana       72-1457332        10/31/2000 stock

     Asset Purchases
     Delta Surveys, Inc.                          Louisiana                          3/21/1997 asset
     American Aviation, Inc.                      Louisiana       43-6553845          7/1/1997 asset
     O.T.H. Exploration Services, Inc.            Colorado                            9/1/1997 asset
     Coastal Turbines, Inc.                       Louisiana                          4/20/1998 asset




                                                  Description
     Company                                      of Operation            Status
     -------                                      ------------            ------
     Active Companies
     OMNI Energy Services Corp.                   Seismic Support Svcs    active
     Americn Aviation, LLC                        Aviation Services       active
     OMNI Energy Services Corp.-Mexico            Drilling Services       active
     OMNI Energia Mexicana                        Drilling Services       active
     American Helicopters Inc.                    Aviation Services       active

     Inactive Companies
     Omni Geophysical, LLC                                                predecessor of OMNI Energy Svcs.
     Leonard J. Chauvin, Jr., Inc.                Survey Services         sold 12/31/99
     American Helicopter Drilling, Inc.           Drilling Services       operates as OMNI
     OMNI Energy Services - Alaska, Inc.          Aviation Services       inactive
     Eagle Surveys International, Inc.            Survey Services         closed 1/00
     Hamilton Drill Tech, Inc.                    Drilling Services       closed 7/99
     OMNI International Energy Services           Line Cutting            inactive
     Gulf Coast Resources, Inc.                   Drilling Services       operates as OMNI

     Asset Purchases
     Delta Surveys, Inc.                          Survey Services
     American Aviation, Inc.                      Aviation Services
     O.T.H. Exploration Services, Inc.            Drilling Services
     Coastal Turbines, Inc.                       Aviation Mechanic       sold 5/00

* all employees paid by OMNI Energy Services Corp